Exhibit 3(a)



                             THE VALSPAR CORPORATION





                          CERTIFICATE OF INCORPORATION





                           AS AMENDED TO AND INCLUDING

                                  JUNE 30, 1970

       with further amendments dated February 29, 1984; February 25, 1986; February 25, 1987; February 26, 1992; and February 26, 1997 (attached)

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                          CERTIFICATE OF INCORPORATION
                                       OF
                             THE VALSPAR CORPORATION
                    AS AMENDED TO AND INCLUDING JUNE 30, 1970

         FIRST. The name of the corporation is

                             THE VALSPAR CORPORATION

         SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington 99, County of New Castle. The name and address of its resident agent is The Corporate Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

         THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

         To deal in and with, manufacture, produce, buy, acquire, distribute, lease, sell or otherwise dispose of, in any manner whatsoever, paints, varnishes, colors and pigments, all types of paint vehicles, synthetics, plastics, chemicals, and machinery, equipment, supplies and products of all types pertaining to the foregoing.

         To take, own, hold, deal in, mortgage or otherwise lien, and to lease, sell, exchange, transfer, or in any manner whatever dispose of real property within or without the State of Delaware, wherever situated.

         To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

         To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

         To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

         To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, busts or persons, public or private, or by the

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    government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

         To enter into, make and perform contracts of every kind and description with any person, firm. association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

         To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

         To loan to any person, firm or corporation any of its surplus funds, either with or without security.

         To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

         To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

         In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

         The objects and purposes specified in the foregoing clauses shall except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

         FOURTH. The total number of shares of stock which the corporation shall have authority to issue is five million six thousand five hundred (5,006,500), classified as follows, amounting in the aggregate to Five Million Six Hundred Fifty Thousand Dollars ($5,650,000.00):

         (a) Six thousand five hundred (6,500) shares of Cumulative Preferred Stock of the par value of One Hundred Dollars ($100) per share; and

         (b) Five million (5,000,000) shares of Common Stock of the par value of One Dollar ($1.00) per share.

         The minimum amount of capital with which the corporation shall commence business is One Thousand Dollars ($1,000.00).

         The following is a statement of all designations and powers, preferences, rights, qualifications, limitations or restrictions in respect to any class of stock of the corporation:

         SECTION 1. CUMULATIVE PREFERRED STOCK.

         (a) The holders of the Cumulative Preferred Stock I shall be entitled to receive, when and if declared by the Board of Directors of the corporation, out of any surplus legally available therefor, cash dividends at the rate of four per cent (4%) per annum, and no more, payable quarterly on the first days of January, April, July and October, in preference to and in priority over dividends upon any of the shares ranking junior thereto as to dividends. The holders of the Cumulative Preferred Stock shall not be entitled to participate in any earnings of the corporation in excess of the rate provided for herein.

         (b) All or any part of the outstanding Cumulative Preferred Stock may be redeemed at the option of the Board of Directors at any time upon the payment of One Hundred Dollars ($100) per share plus all accumulated and unpaid dividends thereon, whether or not earned or declared. If less than all of said shares are redeemed, such redemption shall be pro rata. Notice of any redemption hereunder shall be given by certified mail at least thirty (30) days prior to the date fixed for redemption, to each preferred shareholder at his address appearing on the corporate records.

         (c) Except as mandatorily required by law or otherwise specifically provided for in this Article Fourth, the holders of the Preferred Stock shall not be entitled to vote upon any matters presented to the Common Stock holders of the corporation at the corporation's annual meeting, or at any special meetings of stockholders that may be called from time to time for any purpose.

         (d) In the event of any liquidation or dissolution of the affairs of the corporation, followed by a distribution of the assets of the corporation, the holders of the Cumulative Preferred Stock shall be entitled to be paid in cash out of the assets of the corporation whether from capital or from earnings, the par value of the Cumulative Preferred Stock, together with an amount equal to all accrued unpaid dividends thereon, whether or not earned or declared, but without interest, to the date fixed for the payment of such distributive amounts. Said distribution shall be made before any distribution shall be made to the holders of any shares ranking junior to the Cumulative Preferred Stock provided for herein.

         (e) No Preferred shares retired by redemption as provided for herein shall be re-issued and no Preferred shares shall be issued in lieu of Preferred shares which have been retired.

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         (f) So long as the corporation shall be in default in complying with any of the provisions herein described, the right of the corporation to pay dividends on its Common Stock shall be suspended.

         (g) No Preferred shareholder shall have any pre-emptive or preferential right to subscribe for or purchase any of the unissued shares of stock of the corporation of the same class or of any other class, whether now or hereafter authorized, or any stock of this corporation purchased by this corporation or by its nominee or nominees, or any bonds, certificates of indebtedness, debentures or other securities whether or Dot such securities shall be convertible into stock of the corporation. No Preferred shareholder shall be entitled to participate in any Common Stock which the corporation or the Board of Directors in its or their discretion, may see fit to distribute by way of dividends.

         (h) The corporation unless with the written consent of the holders of at least two-thirds (2/3) of the Cumulative Preferred Stock at the time outstanding, shall not authorize or issue any shares of any class which in their claim either to assets or dividends rank prior to the Cumulative Preferred Stock, or any securities convertible into any such shares, or evidencing rights to purchase any such shares.

         SECTION 2. COMMON STOCK.

         (a) Dividends (payable either in cash, Common Stock, or otherwise) as may be determined by the Board of Directors, may be declared and paid upon the Common Stock from time to time out of the surplus or net profits of the corporation, subject to the applicable express terms of the Cumulative Preferred Stock.

         (b) At all meetings of the stockholders, every holder of Common Stock shall be entitled to vote and shall have one vote for every share standing in his name on the books of the corporation.

         (c) In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled to share ratably in all assets of the corporation, subject to the applicable express terms of the Cumulative Preferred Stock.

         (d) No Common Stock bolder shall have any preemptive or preferential right to subscribe for or purchase any of the unissued shares of stock of the corporation of the same class or of any other class, whether now or hereafter authorized, or any stock, of this corporation purchased by this corporation, or by its nominee or nominees, or any bonds, certificates of indebtedness, debentures or other securities whether or not such securities shall be convertible into stock of the corporation.

         (e) The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

         FIFTH. The names and places of residence of each of the incorporators are as follows:

               Names                            Places of Residence

         L. H. Herman.........................Wilmington, Delaware
         D. O. Newman.........................Wilmington, Delaware
         Walter Lenz..........................Wilmington, Delaware

         SIXTH. The corporation is to have perpetual existence.

         SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         EIGHTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         (1) To make, alter or repeal the by-laws of the corporation.

         (2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         (3) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         (4) By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

         (5) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given. at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

         NINTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary, way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         TENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide. The by-laws shall determine whether and to what extent the accounts and books of this corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book, or document of this corporation, except as conferred by the law or the by-laws, or by resolution of the stockholders.

         ELEVENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals this 3rd day of December, 1934.

                                                              L. H. HERMAN(L.S.)

                                                             D. O. NEWMAN (L.S.)

                                                              WALTER LENZ (L.S.)

In the presence of:

      HAROLD E. GRANTLAND

STATE OF DELAWARE    )   Ss.:
COUNTY OF NEW CASTLE )


         BE IT REMEMBERED that on this 3rd day of December, 1934, personally came before me, a Notary Public of the State of Delaware, L. H. Herman, D.O. Newman and Walter Lenz, all the parties to the foregoing Certificate of Incorporation, known to me personally to be such and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.


         GIVEN under my hand and seal of office the day and year aforesaid.

                                              HAROLD E. GRANTLAND
                                                         Notary Public


                                              (Notarial Seal)



                                              HAROLD E. GRANTLAND

                                                         Notary Public
                                                         Appointed Jan. 11, 1933
                                                         State of Delaware
                                                         Term Two Years

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

           The Valspar Corporation, a corporation organized and existing under and by Virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

           FIRST: That at a meeting of the Board of Directors of The Valspar Corporation resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         "RESOLVED, that Article Fourth of the Certificate of Incorporation of The Valspar Corporation be amended to read as follows:

                  Fourth. The total number of shares of stock which the corporation shall have authority to issue is ten million (10,000,000) shares of Common Stock of the par value of One Dollar ($1.00) per share. At all meetings of the stockholders, holders of Common Stock shall be entitled to one vote for each share registered in their names. No stockholder shall have any preemptive or preferential right to subscribe for or purchase any of the unissued shares of stock of the corporation of the same class or of any other class, whether now or hereafter authorized, or any stock, of this corporation purchased by this corporation, or by its nominee or nominees, or any bonds, certificates of indebtedness, debentures or other securities whether or not such securities shall be convertible into stock of the corporation."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the corporation was duly called and held on February 29, 1984, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, The Valspar Corporation has caused this certificate to be signed by C. Angus Wurtele, its Chairman of the Board of Directors, and attested by H. F. Denker, its Secretary, this 29th day of February, 1984.

                                                  THE VALSPAR CORPORATION

                                                  By  __________________________
                                                      C. Angus Wurtele, Chairman
                                                      of the Board of Directors
ATTEST:

By  _______________________
    H. F. Denker, Secretary

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION


         The Valspar Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That at a meeting of the Board of Directors of The Valspar Corporation resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         "RESOLVED, That the first sentence of Article Fourth of the Certificate of Incorporation of The Valspar Corporation be amended to read as follows:

                  'Fourth. The total number of shares of stock which the corporation will have authority to issue is twenty million (20,000,000) shares of Common Stock of the par value of fifty cents ($.50) per share."'

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of the Stockholders of the corporation was duly called and held on February 26, 1986, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, The Valspar Corporation has caused this Certificate to be signed by C. Angus Wurtele, its Chairman of the Board of Directors, and attested by H. F. Denker, its Secretary, this 25th day of February, 1986.


                                                      THE VALSPAR CORPORATION

                                                   By:__________________________
                                                      C. Angus Wurtele, Chairman
                                                      of the Board of Directors


ATTEST:

By:__________________________
H.F. Denker, Secretary

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

         The Valspar Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That at a meeting of the Board of Directors of The Valspar Corporation resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         "RESOLVED, that the Certificate of Incorporation of The Valspar Corporation be amended by adding the following new Article Eleventh and renumbering present Article Eleventh as Article Twelfth:

                  Eleventh. No director shall be personally liable to the corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended. Any repeal or modification of the provisions of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modifications."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the corporation was duly called and held on February 25, 1987, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, The Valspar Corporation has caused this certificate to be signed by C. Angus Wurtele, its Chairman of the Board of Directors, and attested by D. C. Olfe, its Secretary, this 25th day of February, 1987.

                                                 THE VALSPAR CORPORATION

                                                 By  ___________________________
                                                      C. Angus Wurtele, Chairman
                                                      of the Board of Directors

ATTEST:

By  __________________________
      D. C. Olfe, Secretary

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION

         The Valspar Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. DOES HEREBY
CERTIFY:

         FIRST: That at a meeting of the Board of Directors of The Valspar Corporation resolutions were duly adopted setting forth a proposed amendment to the Certification, of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows

         "RESOLVED, That the first sentence of Article Fourth of as Certificate of Incorporation of The Valspar Corporation be and it hereby be amended to read as follows:

                  Fourth. The total number of shares of stock which the corporation shall have authority to issue is thirty million (30,000,000) shares of Canon Stock of the par value of Fifty Cents ($0.50) per share."

         SECOND: That thereafter, pursuant to resolution of Its board of Directors, the annual meeting of the Stockholders of the corporation was duly called and held on February 16, 1992, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at Which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment WAS duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, The Valspar Corporation has caused this certificate to be signed by C. Angus Wurtele its Chairman of the board of Directors, and attested by D.C. Olfe, its Secretary, this 26th day of February, 1992.

                                                   THE VALSPAR CORPORATION

                                                   By __________________________
                                                      C. Angus Wurtele, Chairman
                                                      of the Board of Directors

ATTEST:

By: _______________________________
      D. C. Olfe, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             THE VALSPAR CORPORATION


         The Valspar Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that, in accordance with Section 242 of the Delaware General Corporation Law, the amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was approved by the Corporation's board of directors at a duly held meeting, was recommended to the shareholders, and was approved by the shareholders at the annual meeting of the shareholders duly called and held pursuant to Section 222 of the Delaware General Corporation Law:

                  RESOLVED, that the first sentence of Article Fourth of the Certificate of Incorporation of The Valspar Corporation be and it hereby is amended to read as follows:


                  "Fourth. The total number of shares of stock which the corporation shall have the authority to issue is one hundred twenty million (120,000,000) shares of Common Stock of the par value of Fifty Cents ($0.50) per share."


         IN WITNESS WHEREOF, The Valspar Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 26th day of February, 1997.


                                                    THE VALSPAR CORPORATION

                                                    By _________________________
                                                        Rolf Engh, Secretary and
                                                        General Counsel